Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Karen VanDerBosch	Lippert / Heilshorn & Associates
Chief Operating Officer and Chief Financial Officer	Mary Magnani/Cathy Mattison
MakeMusic, Inc.	(415) 433-3777
(952) 906-3690 kvanderbosch@makemusic.com	mmagnani@lhai.com

MakeMusic, Inc. Appoints Karen van Lith as Chief Executive Officer

- Brings 20 Years of Experience Leading Companies to Profitable Growth-

MINNEAPOLIS, June 15, 2011: MakeMusic, Inc. (NASDAQ: MMUS) announced its board of directors has appointed Karen van Lith (formerly Karen Beckwith) as president, chief executive officer and director effective June 13, 2011. Van Lith replaces interim CEO, Jeff Koch, who will remain on the board of directors.

Robert Morrison, chairman of the board of MakeMusic, stated, “We are very excited to welcome someone of Karen van Lith’s caliber to the MakeMusic management team. Karen has an exceptional record of transforming companies through conversions to new technology platforms and growth acceleration. We believe MakeMusic is poised to enter into its next phase of growth as we invest in new products and reposition our current products to take advantage of newer technologies. Karen has the skill set and the experience to lead MakeMusic in its continuing evolution. We also thank Jeff for serving as interim CEO and look forward to his continued contribution and service on the board.”

Karen van Lith stated, “I am very passionate about MakeMusic’s business as well as its future growth prospects. MakeMusic has strong, well established brands and loyal customers. The music industry has always embraced the use of new technology and as such, I look forward to leveraging my strengths to further expand and enhance MakeMusic’s brands.”

Van Lith, 51, brings 20 years of leadership experience to MakeMusic. Throughout her career she has consistently implemented change to drive growth and profitability. For the past three years van Lith has provided interim CEO leadership to companies in start-up, high growth and crisis phases, in addition to running her own internet-marketing services company. From 2000 through 2007, she held the role of CEO & president of Gelco Information Network, a SaaS company serving multi-national companies around the world. Prior to that she was president of Ceridian Canada and SVP business development at Ceridian Corporation, where she led the company’s M&A efforts. Van Lith currently serves as a corporate director of Associated Banc-Corp, a publicly-held regional bank holding company headquartered in Green Bay, WI, and of Xata Corp., a publicly-held SaaS company serving the trucking industry headquartered in Eden Prairie. She also served on the board of CNS, a publicly-held consumer goods company headquartered in Eden Prairie until its sale to GlaxoSmithKline in 2006. Additionally, van Lith serves on the board of Food for Hungry Minds, a non-profit organization that develops and runs schools and provides a path out of poverty for the poorest children in the Philippines and Honduras.

Van Lith has a Master’s of Business Administration from the University of Minnesota’s Carlson School of Management in Minneapolis and a Bachelor’s degree in accounting from St. Cloud University, St. Cloud.

About MakeMusic, Inc.

MakeMusic®, Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® interactive software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectations regarding growth and the benefits that we expect to realize. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to, the ability of our management team to successfully implement growth initiatives and those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.